2CE Putnam International Growth & Income Fund
12/31/03 semi annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A		$3,977
Class B		  1,573
Class C		     133

72DD2 (000s omitted)

Class M		     129
Class R		       --
Class Y		     167

73A1

Class A		 $0.126
Class B		  0.060
Class C		  0.055

73A2
Class M 		 $0.075
Class R		  0.125
Class Y		  0.152

74U1 (000s omitted)

Class A		31,672
Class B		26,167
Class C		 2,408

74U2 (000s omitted)

Class M		  1,556
Class R		     --
Class Y		  1,125

74V1

Class A		 $9.90
Class B		  9.76
Class C		  9.87

74V2

Class M		$9.88
Class R		  9.90
Class Y		  9.92